Exhibit 99.01

Change Request: Disney Innovations Dream Home Website Update

Declarations:

1	DPI will work with the Disneyland Innovations team to ensure this new scope meets the specifications as desired by Disneyland Innovations team and their partners.

New Scope Project Description:

•	Opt-In MS LIVE ID button available on all pages

•	Dream Home Wizard full-screen adjustment

•	Postcard Section Update

•	Photo Album Update

Deliverables:

•	Updated versions of the Disney Innovations Dream Home Website.

•	DPI will conduct testing prior to final delivery

Opt-In MS LIVE ID button available on all pages

•	Requires design updates

•	Requires minor development

•	Allow for new browser window to open on clicking LIVE ID button

•	Need appropriate response from MS between browser windows

Dream Home Builder, full-screen adjustment

•	Requires design updates

•	Requires moderate development

•	Keep Browser Window and toolbars in place

•	Increase Dream Home Wizard sizing still

•	Keep tabs visible

Postcard Section Update

•	Requires minor design updates

•	Requires moderate development

•	Remove Photo-sizing, dragging

•	Provide for Auto-sizing and Auto-framing to support aspect ratio

•	Provide for new button “Preview and Send”

•	On Send Page, provide postcard preview to left of send features

•	Provide for new button “Go Back”

Photo Album Update

•	Requires minor design update

•	Requires moderate development

•	Provide for visual indicator of user generated photos vs. canned Disney photos (i.e.-green frame vs. white frame)

Project Cost

•	$9,3000.00
__________________

Fees due upon following schedule

•	Invoice payable net (5) days of receipt

Acknowledged and approved by:

Disneyland Resort

By: _________________________
Printed Name___________

DigitalPost Interactive, Inc.

By: _________________________
Printed Name___________